Exhibit 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

SL Green Realty Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	Other	4,500,000 shares(1)(2)	$48.79	$219,555,000	.0000927	$20,352.75
Total Offering Amounts					$219,555,000		$20,352.75
Total Fee Offsets							-
Net Fee Due							$20,352.75

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers additional shares that may become issuable under the Plan (as defined below) by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of common stock.

(2)	Represents an additional 4,500,000 shares of common stock, par value $0.01 per share, of the Registrant issuable under the Fifth Amended and Restated 2005 Stock Option and Incentive Plan (the “Plan”). The Registrant previously filed (a) a Registration Statement on Form S-8 (No. 333-212108) with respect to a total of 1,000,000 shares issuable under the Registrant’s Fourth Amended and Restated 2005 Stock Option and Incentive Plan, (b) a Registration Statement on Form S-8 (No. 333-189362) with respect to a total of 3,000,000 shares issuable under the Registrant’s Third Amended and Restated 2005 Stock Option and Incentive Plan, (c) a Registration Statement on Form S-8 (No. 333-143721) with respect to a total of 5,000,000 shares issuable under the Registrant’s Amended and Restated 2005 Stock Option and Incentive Plan and (d) a Registration Statement on Form S-8 (No. 333-127014) with respect to a total of 4,375,000 shares issuable under the Registrant’s 2005 Stock Option and Incentive Plan.

(3)	Estimated in accordance with Rule 457(h)(1) and Rule 457(c) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $48.79 per share represents the average of the high and low prices reported for the underlying securities as of June 16, 2022.